                                                              EXHIBIT 11.1
                                   COMPUTRAC, INC.
           COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

                                                 Year Ended January 31,
                                           1996          1995          1994
       NET INCOME

         Income from continuing
         operations                   $    664,117   $   703,088  $ (4,653,656)

         Income from discontinued
         operations                                    (495,579)      (712,143)

         Net income                   $    664,117   $   207,509  $ (5,365,799)

       PRIMARY

         Weighted average number of
         shares outstanding              6,071,436     6,017,934      5,933,463

         Issuance of common stock           68,608        27,938         49,453

         Common stock equivalents           70,120         5,620          2,254

                                         6,210,164     6,051,492      5,985,170

         Earnings Per Share:

         Net income from continuing
         operations                   $       0.11   $      0.12  $      (0.78)

         Income from discontinued
         operations                                       (0.08)         (0.12)

         Net income                   $       0.11   $      0.03  $      (0.90)

       FULLY DILUTED

         Weighted average number of
         shares outstanding              6,071,436     6,017,934      5,933,463

         Issuance of common stock           68,608        27,938         49,453

         Common stock equivalents          135,342        25,854          2,254

                                         6,275,386     6,071,726      5,985,170

         Earnings Per Share:

         Net income from continuing
         operations                   $       0.11   $      0.11  $      (0.78)

         Income from discontinued
         operations                                       (0.08)         (0.12)

         Net income                   $       0.11   $      0.03  $      (0.90)

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